Exhibit 99


            Chemed Announces Preliminary Second-Quarter 2006 Results


     CINCINNATI--(BUSINESS WIRE)--July 13, 2006--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation's largest provider of end-of-life care, and Roto-Rooter, the nation's largest commercial and residential plumbing and drain cleaning services provider, today reported preliminary operating results for the second quarter of 2006.
     The second-quarter 2006 earnings will include a pretax accrual for Medicare contractual billing cap limitations of $2.3 million. The Phoenix program, acquired in December 2004, will have an estimated Medicare cap billing limitation of $1.7 million in the second quarter of 2006 and another program, with an average daily census of approximately 250, will have $600,000 of cap accrual.
     Based upon current admission and discharge trend lines, calendar year 2006 could potentially have a total of three programs with Medicare cap billing limitations aggregating $4.0 million to $6.1 million. If this occurs, 2006 earnings will be negatively impacted on a diluted basis by $.09 to $.14 per share.
     Phoenix is estimated to have a full-year 2006 aggregate cap liability ranging from $2.5 million to $4.0 million. In the 250 ADC sized program noted earlier, we do not anticipate any additional accrual in the second half of 2006 which will result in a full-year cap accrual between $500,000 and $600,000. One additional program is anticipated to enter a Medicare billing limitation in the third quarter of 2006. This third program, with an ADC of approximately 300, is estimated to have a Medicare billing limitation ranging from $1.0 million to $1.5 million for the full-year 2006, with the majority of this liability being incurred in the third quarter.
     Phoenix is anticipated to remain in cap in 2007. The majority of VITAS' Phoenix patients are referred from assisted living facilities (ALF). VITAS has been unable to generate a sustainable level of high acuity patients from other referral sources adequate to offset the longer lengths of stay generally associated with ALF referrals. We anticipate Phoenix will have a cap liability in 2007 ranging from $1.5 million to $3.0 million. This will make the Phoenix program breakeven to a modest loss in 2007.
     The other two programs estimated to be in a cap situation in 2006 are anticipated to be out of cap, or substantially out of cap, in 2007. This can be accomplished through a methodical rebalancing of patient mix. These programs currently receive significant high acuity referrals allowing for increased opportunity to rebalance the programs. These two programs continue to generate solid operating profit even with the Medicare billing limitations.
     With expanding length of stay throughout the hospice industry, there is the potential for other VITAS programs to approach Medicare's contractual billing limitations in the future. However, based upon our cap review methodology of programs' median length of stay, admission and discharge trend lines, as well as the trend for expanding or contracting individual program cap cushion levels, we do not anticipate any material cap accruals beyond the Phoenix program in 2007. It is management's goal to anticipate these issues and rebalance the programs' patient mix between high and low acuity to minimize the impact of reduced billings under the current Medicare hospice reimbursement program.
     The company is in the process of finalizing the consolidated second-quarter 2006 financial results. Although subject to internal review and potential revisions, the following are preliminary estimates of these operating results:

     Consolidated Operating Results from Continuing Operations

     --   Consolidated Revenue increased 10% to $250 million

     -- Diluted EPS from Continuing Operations, including $.05 of cap accrual, of $.48

     VITAS segment operating results

     --   Quarterly Net Patient Revenue, net of cap, of $172 million, up 12.0%

     --   Average Daily Census (ADC) of 10,904, up 10%

     -- Excess capacity noted in the first quarter of 2006 has been fully utilized with the increase in ADC

     Roto-Rooter segment operating results

     --   Revenue of $78 million, an increase of 7%

     Earnings Guidance for 2006

     Based upon these preliminary results, our expectation is that full-year 2006 earnings per diluted share from continuing operations, excluding any charges or credits not indicative of ongoing operations, will be in the range of $2.18 to $2.25. This includes $.09 to $.14 per share of expense for anticipated Medicare billing limitations as well $.03 per share for stock option expense required under SFAS 123R. We will provide additional detail behind this guidance in our second-quarter 2006 earnings conference call.

     Conference Call

     Chemed will release earnings for the quarter ended June 30, 2006, after the markets close on Tuesday, July 25, and host a conference call and webcast at 11 a.m., ET, on Wednesday, July 26, 2006, to discuss the company's quarterly results and provide an update on its business. The dial-in number for the conference call is (866) 543-6411 for U.S. and Canadian participants and (617) 213-8900 for international participants. The participant pass code is 58893678. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.
     A taped replay of the conference call will be available beginning approximately two hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay pass code is 78981828. An archived webcast will also be available at www.chemed.com and will remain available for 14 days following the live call.
     Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to approximately 11,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.
     Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, Mexico, and the Philippines.

     Forward-Looking Statements

     Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed's dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed's most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.


     CONTACT: Chemed Corporation
              David P. Williams, 513-762-6901